UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 18, 2022

THE SHYFT GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Michigan	001-33582	38-2078923
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

	41280 Bridge Street, Novi, Michigan	48375
	(Address of Principal Executive Offices)	(Zip Code)

517-543-6400
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SHYF	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Amendments to Bylaws

On October 18, 2022, the Board of Directors (the “Board”) of The Shyft Group, Inc. (the “Corporation”) adopted amended and restated bylaws of the Corporation (the bylaws, as so amended and restated, the “Second Amended and Restated Bylaws”), effective immediately. The Second Amended and Restated Bylaws, among other things:

●	Updates the name of the Corporation and a committee of the Board;

●
In response to the effectiveness of Rule 14a-19 of the Securities Exchange Act of 1934, as amended, updates procedural requirements regarding advance notice provisions for shareholder nomination of candidates for election to the Board; and

●
Updates the exclusive forum selection provision previously reflected in the bylaws to the federal courts for the Eastern District of Michigan and the courts of the State of Michigan located in Oakland County.

The description of the Second Amended and Restated Bylaws above is qualified in its entirety by reference to the form attached hereto and filed herewith as Exhibit 3.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit. The following exhibit is furnished herewith:

Exhibit No.	Description
3	Second Amended and Restated Bylaws
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SHYFT GROUP, INC.
Dated: October 21, 2022	By:	/s/ Joshua A. Sherbin
Joshua A. Sherbin
Chief Legal Officer; Chief Compliance Officer